Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No.333-180839, No.333-187321, No.333-194599, No.333-202312, No.333-209712, and No.333-214366) of Proofpoint, Inc. of our report dated February 23, 2017 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 23, 2017